SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

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i2 Technologies, Inc.

(Name of Registrant as Specified in Its Charter)

None

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i2 TECHNOLOGIES, INC.
One i2 Place
11701 Luna Road
Dallas, Texas 75234

April 25, 2002

Dear Stockholder:

You are cordially invited to attend the 2002 annual meeting of stockholders of i2 Technologies, Inc., which will be held at our corporate headquarters at One i2 Place, 11701 Luna Road, Dallas, Texas 75234 on Thursday, May 30, 2002 at 10:00 a.m. (Central Time).

Details of the business to be conducted at this meeting are given in the attached Notice of Annual Meeting of Stockholders and proxy statement.

After careful consideration, our Board of Directors has approved the proposal set forth in the proxy statement and recommends that you vote for such proposal.

In our efforts to reduce costs and be more efficient in our investor relations, we offer electronic voting and delivery of stockholder materials via the Internet. As a stockholder, you can help us save costs by voting electronically or by giving your consent for electronic delivery of stockholder materials. You may also vote your shares by telephone or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. Representation of your shares at the meeting is very important. Accordingly, whether or not you plan to attend the meeting, we urge you to submit your proxy promptly by one of the methods offered. If you are able to attend this meeting and wish to change your proxy vote, you may be able to do so by revoking your proxy and voting in person at the meeting.

We look forward to seeing you at the annual meeting.

Sin	cerely,

San	jiv S. Sidhu
Chairman of the Board, Chief
Executive Officer and President

YOUR VOTE IS IMPORTANT

In order to assure your representation at this meeting, you are requested to vote your shares by telephone, by the Internet or by completing, signing and dating the enclosed proxy as promptly as possible and returning it in the enclosed envelope. No postage need be affixed if mailed in the United States.

i2 TECHNOLOGIES, INC.
One i2 Place
11701 Luna Road
Dallas, Texas 75234

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 30, 2002

To the Stockholders of i2 Technologies, Inc.:

The 2002 Annual Meeting of Stockholders of i2 Technologies, Inc. will be held at our corporate headquarters at One i2 Place, 11701 Luna Road, Dallas, Texas 75234 on Thursday, May 30, 2002 at 10:00 a.m. (Central Time) for the following purposes:

1.  To elect one Class II director to serve until the annual stockholders’ meeting in 2005, or until his or her successor has been elected and qualified.

2.  To act upon such other business as may properly come before this meeting or any adjournments thereof.

Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at this meeting. A list of stockholders entitled to vote at this meeting will be available for inspection at our offices. Whether or not you plan to attend this meeting in person, please vote your shares by telephone, by the Internet or by signing, dating and returning the enclosed proxy promptly in the accompanying reply envelope. The prompt submission of your proxy by one of the three methods offered will assist us in preparing for this meeting.

You may revoke your proxy in the manner described in the accompanying proxy statement at any time before it has been voted at the meeting. It may be possible for you to vote in person at the meeting even if you have returned a proxy. Please review the proxy statement for more information.

By	Order of the Board of Directors,

Ro	bert C. Donohoo
Secretary

April 25, 2002

i2 TECHNOLOGIES, INC.
One i2 Place
11701 Luna Road
Dallas, Texas 75234

PROXY STATEMENT

These proxy materials and the enclosed proxy card are being mailed in connection with the solicitation of proxies by the Board of Directors of i2 Technologies, Inc., a Delaware corporation, for the 2002 Annual Meeting of Stockholders to be held on Thursday, May 30, 2002 at 10:00 a.m. (Central Time), and at any adjournment or postponement thereof, at our corporate headquarters at One i2 Place, 11701 Luna Road, Dallas, Texas 75234. These proxy materials were first mailed to stockholders of record beginning on or about May 1, 2002.

PURPOSE OF MEETING

The specific proposal to be considered and acted upon at this meeting is summarized in the accompanying Notice of Annual Meeting of Stockholders. The proposal is described in more detail in this proxy statement.

VOTING RIGHTS AND SOLICITATION

The cost of soliciting proxies will be paid by us and may include reimbursement paid to brokerage firms and others for their expense in forwarding solicitation materials as well as the expense of preparing, assembling, photocopying and mailing this proxy statement. Solicitation will be made primarily through the use of the mail; however, our regular employees may, without additional remuneration, solicit proxies personally by telephone or Internet e-mail.

Our 2001 annual report to stockholders has been mailed concurrently with the mailing of the Notice of Annual Meeting of Stockholders and this proxy statement to all stockholders entitled to notice of, and to vote at, this meeting. The annual report is not incorporated into this proxy statement and is not considered proxy solicitation material.

We have fixed April 12, 2002 as the record date for determining those stockholders who are entitled to notice of, and to vote at, this meeting. At the close of business on the record date, we had 426,159,972 outstanding shares of our common stock, par value $.00025 per share. The presence, in person or by proxy, of the holders of a majority of the shares of our outstanding common stock entitled to vote is necessary to constitute a quorum at this meeting. Each of our stockholders is entitled to one vote for each share of our common stock held by that stockholder as of the record date. Cumulative voting is not permitted in the election of directors. If a choice as to the matters coming before the meeting has been specified by a stockholder on the proxy, the shares will be voted accordingly. If no choice is specified on the returned proxy, the shares will be voted in favor of the approval of each of the proposals described in the Notice of Annual Meeting and in this proxy statement. The inspector of election appointed for the meeting will tabulate the votes, separately calculating affirmative and negative votes, abstentions and broker non-votes.

A stockholder executing a proxy pursuant to this solicitation may revoke his or her proxy at any time prior to its use:

•	by delivering to the Secretary of i2 a signed notice of revocation or a later-dated, signed proxy; or

•	by attending the meeting and voting in person.

Attendance at the meeting does not in itself constitute the revocation of a proxy. In addition, if your shares are held in the name of your broker, bank or other nominee, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

Abstentions and broker non-votes (i.e., the submission of a proxy by a broker or nominee specifically indicating the lack of discretionary authority to vote on the matter) are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions will be counted towards the tabulations of votes cast on proposals presented to the stockholders and will have the same effect as negative votes, whereas broker non-votes will not be counted for purposes of determining whether a proposal has been approved.

As of March 31, 2002, our directors and executive officers beneficially owned an aggregate of approximately 125.8 million shares of our common stock, not including shares of common stock issuable upon exercise of outstanding stock options, constituting approximately 29.5% of the shares of common stock outstanding as of such date. It is expected that such directors and executive officers will vote or direct the vote of all shares of our common stock held or owned by such persons, or over which such persons have voting control, in favor of the proposal described in this proxy statement. Nonetheless, the approval of the proposal is not assured. See “Principal Stockholders.”

PROPOSAL 1

ELECTION OF DIRECTORS

We currently have the following six directors serving on our Board:

Sanjiv S. Sidhu, Chairman	Harvey B. Cash
Romesh T. Wadhwani, Vice Chairman	Robert L. Crandall
Gregory A. Brady	Michael H. Jordan

The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The term of office of our Class II director, Harvey B. Cash, expires at this meeting, the term of office of the Class III directors, Robert L. Crandall, Sanjiv S. Sidhu and Romesh T. Wadhwani, expires at the 2003 annual meeting of stockholders, and the term of office of the Class I directors, Gregory A. Brady and Michael H. Jordan, expires at the 2004 annual meeting of stockholders, or in each case until their successors have been elected and qualified. Directors to replace those of a class whose terms expire at a given annual meeting shall be elected to hold office until the third succeeding annual meeting or until their respective successors have been elected and qualified.

We announced the appointments of Mr. Brady, Mr. Crandall and Mr. Jordan to our Board of Directors, on May 2, 2001, May 23, 2001 and January 17, 2002, respectively. These appointments were made solely by action of our Board of Directors, as permitted by Delaware law and our Bylaws. We also announced the resignations of Kenneth L. Lay and Sandeep R. Tungare from our Board of Directors on October 25, 2001 and January 17, 2002, respectively.

Vote Required

One Class II director is to be elected at this meeting to hold office until the 2005 annual meeting of stockholders, or until his or her successor is elected and qualified. The vote of a plurality of the shares of our common stock present in person or represented by proxy at this meeting and entitled to vote on the election of directors is necessary for the election of a director. Abstentions and broker non-votes have no effect on the determination of plurality, except to the extent that they affect the total votes received by any particular nominee. The nominee receiving the greatest number of votes of outstanding shares present in person or represented by proxy at this meeting and entitled to vote on this proposal will be elected to our Board of Directors even if he or she receives less than a majority of such shares.

Unless otherwise instructed, the persons named in the accompanying proxy card will vote the proxies received by them for our nominee, Harvey B. Cash. If Mr. Cash is unable or declines to serve as a director at the time of this meeting, the proxies will be voted for the nominee who is designated by the present Board of Directors to fill the vacancy. It is not expected that Mr. Cash will be unable or will decline to serve as a director.

Our Board of Directors unanimously recommends a vote “FOR” Harvey B. Cash and proxies executed and returned will be so voted unless contrary instructions are indicated on the proxy.

Class II Nominee

Name	Director Since	Age	Position
Harvey B. Cash	1996	63	Director

Director Compensation and Indemnification Arrangements

During 2001, we reviewed information regarding appropriate compensation policies in order to attract and retain qualified non-employee members of our Board of Directors. The review was performed in light of the fact that we did not consider the compensation package for our non-employee directors to be competitive and sufficient to attract and retain the persons that would best serve our stockholders and us. As a result of this review, our Board of Directors adopted the following compensation package for our non-employee directors on November 28, 2001:

•	$25,000 annual cash retainer for serving on the Board of Directors.

•	$4,000 attendance fee for each meeting of the Board of Directors attended.

•	$5,000 annual cash retainer for serving on the Audit Committee of the Board of Directors.

•	$2,500 annual cash retainer for serving on the Compensation Committee of the Board of Directors.

•	$50,000 annual cash retainer for serving as the Chair of the Audit Committee of the Board of Directors.

•	$10,000 annual cash retainer for serving as the Chair of the Compensation Committee of the Board of Directors.

•
Initial and annual grants of stock options priced at fair market value on the terms set forth in the Automatic Option Grant Program of our 1995 Stock Option/Stock Issuance Plan (1995 Plan). Additional grants of stock options may be awarded under the Discretionary Option Grant Program of our 1995 Plan.

Directors who are also employees are not paid any fees or additional compensation for services as members of our Board of Directors or any committee of our Board of Directors. Directors are reimbursed for out-of-pocket expenses incurred in attending meetings of our Board of Directors and committees on which they serve. Prior to November 28, 2001, non-employee directors were not paid any fees or additional compensation for services as members of our Board of Directors or any committee of our Board of Directors, except for option grants under our Automatic Option Grant Program and our Discretionary Option Grant Program.

Under the Automatic Option Grant Program of our 1995 Plan, each person who first becomes a non-employee Board member automatically is granted at that time an option for 8,000 shares of common stock. In addition, on the date of each annual stockholders meeting, each individual who continues to serve as a non-employee Board member after such meeting will automatically be granted an option to purchase 8,000 shares of common stock under the 1995 Plan, provided such individual has served as a non-employee Board member for at least six months. Each option will have an exercise price per share equal to 100% of the fair market value per share of our common stock on the option grant date and a maximum term of ten years measured from the option grant date. Each option will be immediately exercisable for all the option shares, but we may repurchase, at the exercise price paid per share, all unvested shares held at the director’s cessation of Board service. Each option grant will vest, and our repurchase rights will lapse, in four equal annual installments over the optionee’s period of Board service, with the first such installment vesting one year from the option grant date.

Under the Discretionary Option Grant Program our Board of Directors will determine which eligible individuals receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding. Each granted option will have an exercise price determined by the Board of Directors but shall in no event be less than 85% of the fair market value of the shares on the grant date. No granted option will have a term in excess of ten years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares. Shares acquired under such options will be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with our company prior to vesting in those shares.

Option grants to non-employee directors during 2001 are detailed in the following table. The exercise price per share for all grants was equal to the fair market value per share of common stock on the grant date. Options granted under the Automatic Grant Program were granted in accordance with the terms set forth above. Options granted under the Discretionary Option Grant Program are not exercisable until such options are vested. Each of these options will vest, 25% upon completion of the first year of service measured from the date of grant and pro rata over a 36-month period thereafter.

	Date of Grant	Options Granted	Exercise Price Per Share	Purpose of Grant
Harvey B. Cash	5/31/01	8,000	$20.08	Annual Automatic Grant
	11/28/01	16,000	6.01	Discretionary Option Grant
Kenneth L. Lay(1)	5/31/01	8,000	20.08	Annual Automatic Grant
Sandeep S. Tungare(1)	5/31/01	8,000	20.08	Annual Automatic Grant
	11/28/01	16,000	6.01	Discretionary Option Grant
Robert L. Crandall	5/23/01	8,000	25.86	New Director Automatic Grant
	5/23/01	62,000	25.86	Discretionary Option Grant
	11/28/01	70,000	6.01	Discretionary Option Grant

(1)	Options granted to Messrs. Lay and Tungare were subsequently forfeited upon their resignations from our Board of Directors.

We maintain directors’ and officers’ liability insurance and our Bylaws provide for mandatory indemnification of directors to the fullest extent permitted by Delaware law. We have entered into indemnification agreements with all of our directors. In addition, our Restated Certificate of Incorporation limits the liability of our directors to us and our stockholders for breaches of the directors’ fiduciary duties to the fullest extent permitted by Delaware law.

Board Meetings and Committees

Our Board of Directors met nine times during 2001, and acted once by written consent. During 2001, each incumbent director attended at least 75% of the aggregate of (1) the total number of meetings of our Board of Directors held during the period for which he has been a director and (2) the total number of meetings held by all committees of our Board of Directors on which such director served.

We have a standing Compensation Committee currently composed of Messrs. Cash (Chairman), Crandall and Jordan. The Compensation Committee met four times in 2001. The Compensation Committee administers our stock plans. The Compensation Committee has the responsibility for establishing the compensation payable to our Chief Executive Officer and is responsible for establishing compensation payable to our other executive officers based on recommendations made by the Chief Executive Officer. The Compensation Committee also is responsible for the overall administration of our employee benefit plans, including our employee stock purchase plans.

In addition, we have a standing Options Committee, currently composed of Mr. Sidhu, which has separate but concurrent authority with the Compensation Committee and the Board of Directors to make discretionary option grants and stock issuances from time to time under the 1995 Plan and 2001 Non-officer Stock Option/Stock Issuance Plan (2001 Plan) to eligible employees that are not subject to Section 16 of the Securities Exchange Act of 1934. The Options Committee has the power and authority, with certain limited exceptions, to select the eligible individuals who are to receive option grants and stock issuances under the 1995 and 2001 Plans and to determine the number of shares of common stock subject to each such award, subject to a limitation of 200,000 shares per individual each calendar year; the exercise schedule in effect for each such option or stock issuance; and the maximum term for which each option may remain outstanding.

We also have a standing Audit Committee currently composed of Messrs. Cash, Crandall (Chairman) and Jordan. The Audit Committee met five times in 2001. The oversight functions of the Audit Committee include, among other things, (i) appointing our independent auditors; (ii) reviewing the external audit plan and the results of the auditing engagement; (iii) reviewing the internal audit plan and results of the internal audits; (iv) ensuring that management has maintained the reliability and integrity of our accounting policies and financial reporting and disclosure practices; (v) reviewing the independence and performance of our internal and external auditors; and (vi) reviewing the adequacy of our system of internal control and compliance with all applicable laws, regulations and corporate policies. The Audit Committee has adopted a charter, approved by our Board of Directors, which is attached to this proxy statement as Appendix A. The current members of the Audit Committee are independent as defined by the listing standards of the Nasdaq National Market, on which our common stock is quoted.

We do not have a standing Nominating Committee or any other committee performing similar functions, and these matters are considered at meetings of the full Board of Directors.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our common stock as of March 31, 2002 by (1) each person who is known by us to own beneficially more than five percent of our common stock, (2) each of our directors, (3) each of our executive officers named in the Summary Compensation Table, and (4) all executive officers and directors as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Class
Sanjiv S. Sidhu(2)	116,154,292	(2)	27.3%
Romesh T. Wadhwani	14,028,894	(3)	3.2
Gregory A. Brady	6,492,454	(4)	1.5
William M. Beecher	764,283	(5)	*
Pallab K. Chatterjee	568,539	(6)	*
Hiten D. Varia	1,463,308	(7)	*
Harvey B. Cash	60,000	(8)	*
Robert L. Crandall	23,500	(9)	*
Michael H. Jordan	8,000	(10)	*
All executive officers and directors as a group (10 persons)	139,563,270	(11)	31.8%

*	Indicates less than 1%.
(1)
Beneficial ownership is calculated in accordance with the rules of the Securities and Exchange Commission in accordance with Rule 13d-3(d)(1). Percentage of beneficial ownership is based on 425,745,986 shares of our common stock outstanding as of March 31, 2002. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of our common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days following March 31, 2002 are deemed outstanding. However, these shares are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes to this table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2)
Includes 20,567,915 shares held by Sidhu-Singh Family Investments, Ltd., of which Mr. Sidhu is a general partner, and 60,000 shares held by the Sidhu-Singh Family Foundation, of which Mr. Sidhu is a trustee.

(3)	Includes 6,088,610 shares subject to exercisable options.
(4)	Includes 5,205,832 shares subject to exercisable options.
(5)	Includes 649,451 shares subject to exercisable options
(6)	Includes 568,539 shares subject to exercisable options.
(7)	Includes 1,194,552 shares subject to exercisable options.
(8)	Includes 60,000 shares subject to exercisable options.
(9)	Includes 23,500 shares subject to exercisable options.
(10)	Includes 8,000 shares subject to exercisable options.
(11)	Includes 13,798,484 shares subject to exercisable options.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Directors and Executive Officers

Set forth below is certain biographical information concerning our directors and executive officers as of April 15, 2002:

Name	Age	Position(s) Held
Sanjiv S. Sidhu	44	Chairman of the Board, Chief Executive Officer and President

Romesh T. Wadhwani	54	Vice Chairman

Shigeru Nakane	53	Executive Vice President and Chief Operating Officer

William M. Beecher	45	Executive Vice President and Chief Financial Officer

Pallab K. Chatterjee	51	Executive Vice President of Worldwide Development

Raymond B. Greer	39	Executive Vice President and President of Global Network Solutions and Services

Hiten D. Varia	45	Executive Vice President and Chief Delivery Officer

Gregory A. Brady	41	Advisor to the Chief Executive Officer and Director

Harvey B. Cash	63	Director

Robert L. Crandall	66	Director

Michael H. Jordan	65	Director

Mr. Sidhu founded i2 Technologies in 1988 and has served as our Chairman of the Board since our incorporation in 1989. In April 2002, Mr. Sidhu assumed the roles of Chief Executive Officer and President. He had previously served as our Chief Executive Officer from December 1994 until May 2001.

Dr. Wadhwani joined us in June 2000 as Vice Chairman when we acquired Aspect Development, Inc. Dr. Wadhwani founded Aspect in 1990 and had served as its Chairman of the Board and Chief Executive Officer since January 1991.

Mr. Nakane joined us in March 2001 as Executive Vice President of i2 Technologies and Chairman, President and Chief Executive Officer of i2 Technologies Japan, Inc. In April 2002, he was named Chief Operating Officer. From December 1999 until joining us, Mr. Nakane served as the Japan managing partner and the Asia Pacific Region business-to-enterprise leader for PricewaterhouseCoopers. From 1993 until joining PricewaterhouseCoopers, Mr. Nakane served in various executive level capacities with SAP, most recently as Senior Corporate Vice President responsible for SAP Global Internet Strategy.

Mr. Beecher joined us in May 1997 as Vice President, International Operations and became Executive Vice President, Operations in September 1998. In May 1999, Mr. Beecher became our Chief Financial Officer. From April 1996 until joining us, Mr. Beecher was the Chief Financial Officer of Think Systems Corporation, which we acquired in May 1997.

Dr. Chatterjee joined us in January 2000 as Chief Operating Officer and subsequently became Executive Vice President of Worldwide Development. From January 1997 until joining us, Dr. Chatterjee served in several key executive officer positions with Texas Instruments, most recently as Senior Vice President and Chief Information Officer. Dr. Chatterjee is also a director of several privately held companies.

Mr. Greer joined us in February 2002 as Executive Vice President and President of Global Network Solutions and Services. From July 2000 until joining us, he served as both Chairman and Chief Executive Officer of Esurg Corporation (medical supplies and solutions). Mr. Greer served as Executive Vice President of Global Markets and Solutions for Ryder Systems, Inc. from January 2000 to June 2000 and President — Ryder Integrated Logistics, Inc. from December 1998 to January 2000, prior to which he served in various managerial and executive level capacities since joining Ryder in 1994. Mr. Greer is also a director of several privately held companies.

Mr. Varia joined us in July 1995 as Vice President, Worldwide Consulting, became Executive Vice President, Worldwide Development in July 1998, and in 1999, became our Executive Vice President and Chief Delivery Officer.

Mr. Brady joined us in December 1994 as President, Field Operations. He became President, Worldwide Operations in September 1996, became President in May 1999 and became Chief Executive Officer and a director in May 2001. In April 2002, he resigned as Chief Executive Officer and President and became Advisor to the Chief Executive Officer. Mr. Brady currently serves on the board of directors of EXE Technologies, Inc. (fulfillment, warehousing and distribution software) and Primavera Systems, Inc. (project management, control and execution software).

Mr. Cash has served as a director since January 1996. Since 1986, Mr. Cash has served as general or limited partner of various venture capital companies affiliated with InterWest Partners, a venture capital firm. Mr. Cash currently serves on the board of directors of the following publicly held companies: Ciena Corporation (optical networking systems and software), Liberte’ Investors, Inc. (real estate financial services), Microtune, Inc. (radio frequency broadband gateway solutions), Silicon Laboratories, Inc. (semiconductors) and Airspan Networks, Inc. (communications). Mr. Cash is also a director of several privately held companies.

Mr. Crandall has served as a director since May 2001. Mr. Crandall served as Chairman of the Board, President and Chief Executive Officer of AMR Corporation, the parent company of American Airlines (air transportation), from 1985 to May 1998, when he retired. Mr. Crandall serves on the boards of Halliburton Company (energy services), Celestica, Inc. (electronics manufacturing services), American International Group, Inc. (Insurance) and Anixter International (data communications products). Mr. Crandall is also a director of several privately held companies.

Mr. Jordan has served as a director since January 2002. Mr. Jordan is currently a general partner of Global Asset Capital, LLC, as well as a partner of Beta Capital Group, LLC, both venture capital firms. Mr. Jordan retired as chairman and chief executive officer of CBS Corporation (formerly Westinghouse Electric Corporation) in December 1998 after serving in those positions since June 1993. Mr. Jordan serves on the boards of Aetna, Inc. (healthcare and related benefits organization), Dell Computer Corporation (computer systems), Screaming Media, Inc. (Internet content distribution) and WPP Group PLC (communications services). Mr. Jordan is also a director of several privately held companies.

Employment Contracts; Change-in-Control and Indemnification Arrangements

The executive officers serve at the discretion of our Board of Directors. Although no specific cash compensatory arrangements have been made for our executive officers (other than Dr. Wadhwani), certain provisions of the 1995 Plan may have the effect of discouraging, delaying or preventing a change in control of us or unsolicited acquisition proposals. The Plan Administrator under the 1995 Plan may structure one or more outstanding options granted to our executive officers so that these options immediately accelerate in the event the executive officers are terminated involuntarily within a designated period (not to exceed 18 months) following the effective date of any change in control. All options granted under the 1995 Plan prior to January 16, 2001 provide for immediate acceleration in the event the optionee is involuntarily terminated within 18 months following the effective date of any change of control. We have entered into indemnification agreements with all of our executive officers. We maintain directors’ and officers’ liability insurance and our Bylaws provide for mandatory indemnification of officers to the fullest extent permitted by Delaware law.

We have an employment agreement with Dr. Wadhwani that expires in June 2002. Although he has agreed, until further notice, to receive only nominal cash compensation in an amount necessary to cover the non-company paid portion of the costs associated with certain employee benefits, his underlying agreement remains in force. The agreement was entered into as a condition to, and became effective upon, our acquisition of Aspect in June 2000. As amended, the agreement provides for compensation as follows:

•	An annual base salary of $225,000.

•	An annual bonus of up to $125,000 based upon his achievement of goals established by us.

•	Other benefits as are afforded to other comparable executive officers.

•	Reimbursement for term life insurance coverage in the amount of $3 million and long term disability coverage in the amount of $500,000 per year.

•
Options to purchase 610,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant, which was awarded in July 2000. The option shares shall vest as to 25% upon his completion of one year of employment and the remaining shares shall vest in 12 equal installments upon his completion of each three-month period of employment thereafter.

If Dr. Wadhwani’s employment is terminated (a) by us without cause, (b) by Dr. Wadhwani’s resignation during the 90 days following (1) his loss of his title or duties as Vice Chairman; (2) a change in his regular place of work to a location more than 40 miles from the Silicon Valley; or (3) a reduction in his cash compensation, equity compensation or benefits below the amounts provided to comparable i2 executive officers, or (c) due to his death or disability, then Dr. Wadhwani will receive a severance payment equal to four months’ base salary then in effect and full accelerated vesting of all of his unvested stock options granted on or before June 9, 2000.

As amended, the agreement also restricts the amount of i2 shares that Dr. Wadhwani may sell during each of the three years following June 9, 2000. During each of those three years, the maximum number of shares of our common stock that he may sell or otherwise dispose of is limited to 80% of his stock holdings (including for this purpose all vested and unvested options) as of June 9, 2000.

The agreement contains non-compete and non-solicitation provisions. The non-compete obligations are limited to the following companies: SAP, Oracle, Peoplesoft, Manugistics, and Siebel. As it relates to the aforementioned companies, he may not engage in any activity that is in any way competitive with us, nor assist any other person or organization in competing with us or in preparing to engage in competition with us, in each case until the later to occur of June 2002 or one year after the date that his employment is terminated for any reason. He will have no non-compete obligations with respect to any other companies, whether such companies compete with us or not. He may not solicit the employment services of any of our former employees whose employment has been voluntarily terminated for less than six months or solicit any of our existing or known potential customers with the purpose of obtaining such person as an employee or customer for a business competitive with our business until one year after his employment is terminated for any reason. Lastly, he may not undertake planning for or organization of any competitive business, or conspire with others for the purpose of organizing any competitive business, during his employment and any period during which he receives any severance payment.

Summary Compensation Table

The following table sets forth certain information concerning the compensation earned by the two individuals who served as our Chief Executive Officer during 2001 and our four most highly compensated executive officers for services rendered in 2001 in all capacities to us and our subsidiaries. These individuals are collectively referred to as the Named Officers. No other executive officer who would have otherwise been includible in such table on the basis of salary and bonus in 2001 resigned or terminated employment in 2001.

		Annual Compensation				Long-Term Compensation
	Year	Salary	Bonus	Other(1)		Shares of Stock Options	All Other Compensation
Sanjiv S. Sidhu,(2)	2001	$118,759	$—	$165,573	(3)	—	$1,542	(4)
Chairman of the Board, Chief	2000	150,000	75,000	222,885	(3)	—	1,542	(4)
Executive Officer and	1999	150,000	75,000	34,126	(3)	—	1,542	(4)
President

Gregory A. Brady,(2)	2001	172,981	—	71,256	(5)	4,000,000	—
Director and Former Chief	2000	175,000	627,001	—		1,400,000	—
Executive Officer and	1999	150,000	466,975	262,635	(6)	200,000	—
President

William M. Beecher,	2001	179,798	170,938	—		530,000	—
Executive Vice President and	2000	150,000	118,750	—		400,000	—
Chief Financial Officer	1999	140,000	110,000	—		300,000	—

Pallab K. Chatterjee,(7)	2001	144,865	282,990	—		820,000	—
Executive Vice President of	2000	150,000	397,279	—		1,300,000	—
Worldwide Development

Hiten D. Varia,	2001	179,798	174,758	—		480,000	—
Executive Vice President	2000	150,000	244,515	—		—	—
and Chief Delivery Officer	1999	125,000	191,376	—		490,000	—

Romesh T. Wadhwani,(8)	2001	225,000	—	—		3,200,000	—
Vice Chairman and Director	2000	131,924	—	—		610,000	—

(1)
Excludes perquisites and other personal benefits for executive officers other than Messrs. Sidhu and Brady because the aggregate amounts thereof do not exceed 10% of such officers’ total salary and bonus in the respective year.

(2)
Mr. Sidhu became our Chief Executive Officer and President on April 15, 2002. Mr. Sidhu had also previously served as Chief Executive Officer until May 2, 2001, at which time Mr. Brady became Chief Executive Officer. Prior to that date Mr. Brady served only as President. Mr. Brady resigned from his positions as Chief Executive Officer and President on April 15, 2002 and became Advisor to the Chief Executive Officer.

(3)	Represents expenses paid on the officer’s behalf relating to personal tax and estate planning.
(4)	Represents premiums paid by us with respect to short-term life insurance policy on the life of Mr. Sidhu, the proceeds of which are payable to Mr. Sidhu’s personally designated beneficiaries.
(5)	Represents expenses paid on the officer’s behalf, of which $48,642 related to personal tax and estate planning and $22,614 related to an automobile lease.
(6)
Includes interest paid by us on behalf of Mr. Brady in connection with a personal loan to Mr. Brady from a commercial bank. The loan, which was paid in full on December 6, 1999, bore interest at one-month LIBOR plus 2%. The total interest paid by us on behalf of Mr. Brady was $230,727 in 1999.

(7)	Dr. Chatterjee became our employee on January 2, 2000.
(8)
Dr. Wadhwani became our employee on June 9, 2000 in connection with our acquisition of Aspect Development. Prior to that date, Dr. Wadhwani was employed and compensated by Aspect Development. Compensation for 2000 represents only compensation from i2.

Option Grants in 2001

The following table sets forth certain information concerning stock options granted to each of the Named Officers during 2001. No stock appreciation rights, or SARs, were granted to these individuals during such year.

	Individual Grants
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in 2001	Exercise Price Per Share(2)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(3)
						5%	10%
Sanjiv S. Sidhu	—	—	$—		—	$—	$—

Gregory A. Brady	4,000,000	4.70%	16.22	(4)	4/26/11	40,802,683	103,402,011

William M. Beecher	300,000	0.35%	16.22	(4)	4/26/11	3,060,201	7,755,151
	200,000	0.24%	4.18	(5)	10/29/11	525,756	1,332,369
	30,000	0.04%	7.27	(6)	11/15/11	137,162	347,595

Pallab K. Chatterjee	400,000	0.47%	16.22	(4)	4/26/11	4,080,268	10,340,201
	250,000	0.29%	4.18	(5)	10/29/11	657,195	1,665,461
	20,000	0.02%	7.27	(4)	11/15/11	91,441	231,730
	150,000	0.18%	6.40	(7)	11/25/11	603,739	1,529,993

Hiten D. Varia	250,000	0.29%	16.22	(4)	4/26/11	2,550,168	6,462,626
	200,000	0.24%	4.18	(5)	10/29/11	525,756	1,332,369
	30,000	0.04%	7.27	(6)	11/15/11	137,162	347,595

Romesh T. Wadhwani	3,200,000	3.76%	16.22	(4)	4/26/11	32,642,147	82,721,609

(1)
Options vest over a four-year period, and in certain cases, vesting may accelerate upon the achievement of certain performance targets. Additionally, some options may be exercised prior to vesting subject to our right to repurchase at cost any unvested shares purchased prior to vesting in the event of the optionee’s termination of employment. In 2001, none of the options granted to the Named Officers were exercisable prior to vesting. Each option expires on the earlier of ten years from the date of grant or within a specified period following termination of the optionee’s employment with us.

(2)
The exercise price may be paid in cash or through a special same-day sale procedure through a company-designated broker. In addition, we may permit some optionees to pay their exercise price with a promissory note payable to us.

(3)
Future value assumes appreciation of 5% and 10% per year over the ten-year option period in the value of our common stock as mandated by the rules and regulations of the Securities and Exchange Commission and does not represent our estimate or projection of the future value of our common stock. The actual value realized may be greater than or less than the potential realizable values set forth in the table.

(4)	Options were granted on April 27, 2001.
(5)	Options were granted on October 30, 2001.
(6)	Options were granted on November 16, 2001.
(7)	Options were granted on November 26, 2001.

Aggregate Option Exercises in 2001 and December 31, 2001 Option Values

The following table sets forth certain information concerning options exercised during 2001 and option holdings at December 31, 2001 with respect to each of the Named Officers. No SARs were exercised during 2001 and none were outstanding at December 31, 2001.

	Shares Acquired Upon Exercise	Value Realized(1)	Number of Securities Underlying Unexercised Options at December 31, 2001(2)		Value of Unexercised In-the-Money Options at December 31, 2001(2)(3)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Sanjiv S. Sidhu	—	$—	$—	$—	$—	$—
Gregory A. Brady	120,000	6,350,625	4,260,000	5,800,000	15,836,493	2,257,498
William M. Beecher	75,000	4,255,379	582,785	1,183,751	577,947	1,230,519
Pallab K. Chatterjee	250,000	5,523,438	142,499	1,727,501	525	1,167,075
Hiten D. Varia	535,889	28,472,887	1,133,094	1,032,085	2,377,012	1,197,628
Romesh T. Wadhwani	365,384	1,012,114	4,910,595	4,958,015	11,307,811	1,065,979

(1)	Determined by subtracting the exercise price from the market value of our common stock on the exercise date, multiplied by the number of shares acquired on exercise.
(2)	“Exercisable” refers to those options which were both exercisable and vested, while “Unexercisable” refers to those options which were unvested.
(3)
Value is determined by subtracting the exercise price from the fair market value of our common stock at December 31, 2001 ($7.90 per share), based upon the closing sales price of our common stock on the Nasdaq National Market on such date.

Compensation Committee Interlocks and Insider Participation

Mr. Cash served on the Compensation Committee during all of 2001. Mr. Crandall and Mr. Jordan joined the Compensation Committee upon appointment to our Board of Directors in May 2001 and January 2002, respectively. None of the members of the Compensation Committee are an officer or employee, or former officer or employee, of us or any of our subsidiaries. Until March 31, 2001, Mr. Beecher served as a member of the Board of Directors of Vistaar Technologies, a privately-held company of which Mr. Tungare is Chairman and Chief Executive Officer. As stated above, Mr. Tungare resigned from our Board of Directors in January 2002. No other current executive officer served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of our Board of Directors or Compensation Committee during 2001.

Report on Executive Compensation

The Compensation Committee serves under a charter adopted by the Board of Directors and is composed entirely of non-employee directors. The primary functions of the Compensation Committee include:

•	Setting the compensation of the Chief Executive Officer.

•	Reviewing the strategic approach to compensation for key executives, including their total annual compensation targets and payouts.

•	Approving stock option grants to executive officers and certain other employees.

Compensation Philosophy and Objectives

As a company, our primary objective is to maximize our long-term value for our stockholders. Accomplishing this objective requires developing and marketing products and services that provide solutions for our customers. The primary goal of the Compensation Committee is to align executive compensation with our short-term and long-term business objectives and operating performance. To accomplish this goal, we must develop compensation practices that allow us to attract and retain the people needed to define, create and market innovative products and services.

The Committee applies the following philosophical framework to executive compensation:

•	Provide a competitive total compensation package that considers compensation practices of selected peer companies and other companies with which we are competing for executive-level individuals.

•
Base compensation design on principles that will lead to pay for performance. Performance above expectations should be recognized with a higher level of compensation while performance below expectations should be addressed with a lower payout of variable compensation.

•	Tie a significant portion of each executive’s total compensation to the overall performance of the company considering targets for financial results and organizational development.

•	Align the financial interests of each executive with those of our stockholders utilizing long-term, equity-based incentives.

Our executive compensation program includes the following key elements:

•	Base salary

•	Variable cash incentives

•	Equity-based incentives

•	Benefits

Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements which cumulatively provide a level of total compensation roughly equivalent to that paid by the top quartile of companies of similar size and complexity.

Base Salary

Base salary and increases in base salary are determined by individual performance. In adjusting base salaries, both qualitative and quantitative factors relating to corporate and individual performance are examined. In many instances, the qualitative factors necessarily involve a subjective assessment by the Compensation Committee. The Compensation Committee considers a mix of factors and evaluates individual performance against that mix both in absolute terms and in relation to our executives’ peers. To assist in recruiting highly qualified management, the Compensation Committee generally targets base salaries paid to executive officers at the 50th percentile of compensation practices at peer companies.

Variable Cash Incentives

We maintain annual cash incentive bonus programs to reward executive officers and other key employees for attaining defined performance goals. The executive compensation plans are based on company-wide performance targets, business unit performance and individual goals.

During 2001, based on our overall operating performance, neither of the individuals who served as our Chief Executive Officer earned a cash incentive bonus. Additionally, overall cash incentive bonus payouts for other key executives were significantly reduced.

Equity-based Incentives

We utilize our 1995 Plan to further align the interests of stockholders and management by creating common incentives related to the possession by management of a substantial economic interest in the long-term appreciation of our stock. Generally, options under the 1995 Plan are granted with exercise prices set at the fair market value of the underlying stock on the date of grant, have a term of ten years, and are subject to vesting over four years. In determining the size of an option to be granted to an executive officer, the Compensation Committee takes into account the executive officer’s position and level of responsibility, the executive officer’s existing stock and unvested option holdings, the potential reward to the executive officer if the stock price appreciates in the public market and the competitiveness of the executive officer’s overall compensation arrangements, including stock options, although outstanding performance by an individual also may be taken into consideration. Option grants also may be made to new executives upon commencement of employment and, on occasion, to executives in connection with a significant change in job responsibility.

The 1995 Plan was adopted by our Board of Directors and approved by our stockholders in 1995 and is administered by the Compensation Committee. Our Compensation Committee, when determining the size of annual grants to executive officers in 2001, focused on experience and subjectively evaluated informal information. They concluded that the stock and option holdings of the executives that received options were below the levels needed to provide appropriate equity incentives.

Benefits

Benefits offered to our executive officers serve as a safety net of protection against the financial catastrophes that can result from illness, disability or death. Benefits offered to our executive officers are substantially the same as those offered to all of our regular employees.

We maintain a tax-qualified deferred compensation plan, or the 401(k) Savings Plan for the benefit of all of our eligible full-time employees. Under the plan, participants may elect to contribute, through salary reductions, up to 18% of their annual compensation subject to a statutory maximum. We do not currently provide additional matching contributions under the 401(k) Savings Plan, but may do so in the future. The 401(k) Savings Plan is designed to qualify under Section 401 of the Code so that contributions by employees or by us to the plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Savings Plan, and so that contributions by us, if any, will be deductible by us when made. The trustee under the plan, at the direction of each plan participant, currently invests the assets of the 401(k) Savings Plan in fourteen investment options, which exclude i2 stock.

Compliance with the Internal Revenue Code

Section 162(m) of the Code imposes a limit on tax deductions for annual compensation, other than performance-based compensation, in excess of $1,000,000 paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of a corporation. We have not established a policy with regard to Section 162(m) of the Code, since we have not and do not currently anticipate paying cash compensation in excess of $1,000,000 per annum to any employee. None of the compensation paid by us in 2001 was subject to the limitation on deductibility. The Board of Directors and Compensation Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

CEO Compensation

Our overall financial performance required the Compensation Committee to keep the annual base salary established for Mr. Brady in 2000 in place during 2001. Mr. Brady did not receive a cash incentive award for 2001 based on the goals established in his compensation plan. He did receive a grant of stock options to purchase 4,000,000 shares at an exercise price of $16.22 on April 27, 2001, in recognition of his promotion to the position of CEO. Some of these options had accelerated vesting provisions tied to the achievement of certain performance targets. During 2001, Mr. Brady, asked that his base salary be reduced for an indefinite period of time, which reduction went into effect on January 21, 2002. During 2001, Mr. Sidhu asked that his base salary be reduced for an indefinite period of time to an amount necessary to cover the non-company paid portion of the costs associated with certain employee benefits for an indefinite period of time. Now that Mr. Sidhu has become Chief Executive Officer, the Committee will continue to assess the market data and peer company practices for the position of Chief Executive Officer to ensure that, when reinstated, Mr. Sidhu’s compensation is competitive relative to our stated compensation philosophy.

Compensation Committee:	Harvey B. Cash, Chairman
Robert L. Crandall
Michael H. Jordan

The preceding Report on Executive Compensation shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Stock Performance Graph

The graph depicted below shows a comparison of cumulative total stockholder returns for i2 Technologies, Inc. (ITWO), the Nasdaq Stock Market (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Group Index. The graph assumes that $100 was invested in i2 common stock on December 31, 1996, and in each index and that all dividends were reinvested. No cash dividends have been declared on shares of i2 common stock. The graph covers the period from December 31, 1996, the last trading day before our 1997 fiscal year, to December 31, 2001, the last trading day before our 2002 fiscal year. The data for the graph was provided to us by the Nasdaq Stock Market. The comparisons in the graph are required by regulations of the Securities and Exchange Commission and are not intended to forecast or to be indicative of the possible future performance of our common stock.

The preceding Stock Performance Graph shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such graph be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference.

Certain Transactions with Management

Since January 1, 2001, there have been no transactions, or currently proposed transactions, between i2 or any of our subsidiaries and any executive officer, director, 5% beneficial owner of the i2 common stock, or member of the immediate family of the foregoing persons, in which one of the foregoing individuals or entities had an interest of more than $60,000, except that we incurred in 2001 and expect to incur in 2002 certain expenses associated with our use of a yacht co-owned by Messrs. Brady and Sidhu, which charges are comparable with current market rates and which, in our estimation, will, in the aggregate over such two-year period, not exceed $200,000.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who beneficially own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Executive officers, directors and greater than 10% beneficial owners are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms furnished to us or written representations from the reporting persons that no reports on Form 5 were required, we believe that, during 2001, all of our executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements, except that Mr. Tungare did not timely file his report on Form 4 (which was subsequently filed).

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2001, included in our Annual Report on Form 10-K for that year.

We reviewed and discussed with management i2’s audited financial statements for the year ended December 31, 2001. In addition, we discussed with Arthur Andersen LLP, our independent auditing firm, the matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees. Also, we have received the written disclosures from Arthur Andersen LLP required by Independence Standards Board Standard No. 1, and have discussed with Arthur Andersen LLP its independence from i2. Based upon the aforementioned materials and discussions, we recommended to the Board of Directors that the audited financial statements be included in i2’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

Audit Committee:	Robert L. Crandall, Chairman
Harvey B. Cash
Michael H. Jordan

The preceding Report of the Audit Committee, or references in this proxy statement to the independence of the Audit Committee, shall not be deemed incorporated by reference into any of our previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 which might incorporate filings made by us under those Acts, nor will such report references be incorporated by reference into any future filings made by us under those Acts, except to the extent that we specifically incorporate this information by reference. The full responsibilities of the Audit Committee are set forth in its Charter, adopted by our Board of Directors, which is included in Appendix A to this proxy statement.

INDEPENDENT AUDITORS

Arthur Andersen LLP has served as our independent public auditors since 1999. In accordance with rules related to auditor independence, the table below shows fees for services rendered by Arthur Andersen LLP to our affiliates and us during 2001.

Audit fees (including reviews of Forms 10-Q)	$362,500
Financial information systems design and implementation fees	—
All other fees:
Audit related services (1)	165,000
Business process consulting services	450,000
Tax services (2)	1,123,000

$2,100,500

(1)
Includes fees for statutory audits of foreign subsidiaries, acquisition due diligence, accounting consultation, various attest services performed in accordance with professional standards, and assistance with SEC registration statements and consents.

(2)	Includes services related to annual tax compliance, our corporate tax restructuring and various other tax-related consultations.

The Audit Committee has been provided with information regarding the services provided by Arthur Andersen LLP and has considered the compatibility of such services with maintaining the auditors’ independence.

Our Audit Committee and management have been monitoring the events surrounding Arthur Andersen LLP. The Audit Committee has also discussed this and other matters with senior representatives of Arthur Andersen LLP. While we have continued to utilize Arthur Andersen LLP in connection with the independent review of our financial statements included in our Form 10-Q for the first quarter of 2002, our Board of Directors is currently evaluating our relationship with Arthur Andersen LLP and is considering selecting another firm to serve as our independent auditors for 2002. Notwithstanding this selection, our Board of Directors, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if our Board of Directors believes that this change would be in our and our stockholders’ best interests. Representatives of the firm that is selected to serve as our independent auditors for 2002 are expected to be present at this meeting to respond to appropriate questions and will have the opportunity to make a statement if they desire to do so. Our Audit Committee will approve the engagement of the firm selected as our independent auditors for 2002.

STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, stockholder proposals to be presented at our 2003 annual meeting of stockholders and in our proxy statement and form of proxy relating to that meeting, must be received by us at our offices in Dallas, Texas, addressed to our Secretary, not later than January 1, 2003. With respect to any stockholder proposal submitted outside of Rule 14a-8, persons named in the accompanying proxy card shall have discretionary authority to vote against any proposal presented at our 2003 annual meeting of stockholders unless notice is received by us in the manner specified in the previous sentence. These proposals must comply with applicable Delaware law, certain rules and regulations promulgated by the Securities and Exchange Commission and the procedures set forth in our Bylaws.

ANNUAL REPORT ON FORM 10-K

WE WILL MAIL TO ANY STOCKHOLDER WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2001, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO THE ATTENTION OF INVESTOR RELATIONS, AT OUR EXECUTIVE OFFICES LOCATED AT ONE i2 PLACE, 11701 LUNA ROAD, DALLAS, TEXAS 75234.

OTHER MATTERS

Our Board of Directors is not aware of any matter to be presented for action at this meeting other than the matters set forth in this proxy statement. Should any other matter requiring a vote of the stockholders arise, the persons named as proxies on the enclosed proxy card will vote the shares represented thereby in accordance with their best judgment of our interest. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy card, unless marked to the contrary.

By	Order of the Board of Directors,

Ro	bert C. Donohoo
Secretary

April 25, 2002

APPENDIX A

i2 TECHNOLOGIES, INC.
CHARTER OF THE AUDIT COMMITTEE

I.    PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to the stockholders and others, the systems of internal controls which management and the Board of Directors have established, and the Corporation’s audit and financial reporting processes.

The Corporation’s independent accountants’ ultimate accountability is to the Board of Directors and the Audit Committee, as representatives of stockholders. The Audit Committee, as such representatives, has the ultimate authority and responsibility to select, evaluate, and, where appropriate, replace the independent accountants (or to nominate the independent accountants to be proposed for stockholder ratification in any proxy statement).

The Audit Committee’s primary duties and responsibilities are to:

1.  Oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Corporation.

2.  Oversee that management has established and maintained processes to assure that an adequate system of internal control is functioning within the Corporation.

3.  Oversee that management has established and maintained processes to assure compliance by the Corporation with all applicable laws, regulations and corporate policy.

4.  Oversee the independence and performance of the Corporation’s internal and external auditors.

The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV of this Charter.

The Corporation’s management is responsible for preparing the Corporation’s financial statements. The Corporation’s independent auditors are responsible for auditing the financial statements. The activities of the Committee are in no way designed to supersede or alter those traditional responsibilities. Except to the extent required by the Nasdaq Policy (defined below), membership on the Committee does not call for the professional training or technical skills generally associated with career professionals in the fields of accounting and auditing. In addition, the Corporation’s independent auditors and the internal audit staff have more available time and information than does the Committee. Accordingly, the Committee’s role does not provide any special assurances with regard to the Corporation’s financial statements, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors.

II.    COMPOSITION

The Audit Committee shall be comprised of three or more independent directors elected by the Board of Directors for a one-year term, all of whom (except as otherwise permitted) shall meet the requirements of NASD Marketplace Rule 4350(d)(2) (the “Nasdaq Policy”). The Chairman, if any, of the Audit Committee shall be appointed by the Board of Directors.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Audit Committee shall have accounting or related financial management expertise.

A-1

III.    MEETINGS

The Audit Committee shall meet on a regular basis and shall hold special meetings as required to discharge the functions specified in this Charter. A majority of the Audit Committee will constitute a quorum for the conduct of business.

Minutes will be kept of each meeting of the Audit Committee and will be provided to each member of the board. Any action of the Audit Committee shall be subject to revision, modification, rescission or alteration by the Board of Directors, provided that no neglect of third parties shall be affected by any such revision, modification, rescission or alteration.

IV.    RESPONSIBILITIES AND DUTIES

To fulfill its responsibilities and duties the Audit Committee shall:

1.  Review this Charter at least annually to ensure compliance with the Nasdaq Policy and, if required, recommend changes to the Board of Directors.

2.  Review the Corporation’s significant accounting principles, policies and practices and any changes or modifications thereto.

3.  Review the Corporation’s annual financial statements, quarterly financial statements, and any other relevant reports or other financial information.

4.  Review the regular internal financial reports prepared by management and any internal auditing department.

5.  Recommend to the Board of Directors the selection of the independent accountants and approve the fees and other compensation to be paid to the independent accountants. Review the retention of the independent accountants for any non-audit service and approve the fees and other compensation to be paid for such service. On an annual basis, the Committee shall obtain a formal written statement from the independent accountants delineating all relationships between the accountants and the Corporation consistent with Independence Standards Board Standard 1, and shall review and discuss with the accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

6.  Review the performance of the independent accountants and approve any proposed discharge of the independent accountants when circumstances warrant.

7.  Following completion of the annual audit, review separately with the independent accountants, the internal auditing department, if any, and management any significant problems or difficulties encountered during the course of the audit and any management letter provided by the accountants and the Corporation’s response to that letter.

8.  Perform any other activities consistent with this Charter, the Corporation’s By-laws and governing law, as the Audit Committee or the Board of Directors deems necessary or appropriate.

A-2

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO DIRECTION IS INDICATED, WILL BE VOTED "FOR" THE PROPOSALS.

Please mark
your votes as
indicated in
this example [X]

1. The election of one Class II director:
2. In their discretion, to act upon any matters incidental to the foregoing and
	FOR the nominee	WITHHOLD AUTHORITY	such other business as may properly come before the annual meeting or any
	listed to the left (except	to vote for the nominee	adjournment thereof.
	as marked to the contrary)	listed to the left
NOMINEE:	[ ]	[ ]
01 Harvey B. Cash

By checking the box to the right, I consent to future access of the Annual Report,
Proxy Statements, prospectuses and other communications electronically via the
	Internet. I understand that i2 may no longer distribute printed materials to me from	[ ]
any future stockholder meeting until such consent is revoked. I understand that I may revoke any consent at any time by contacting i2's transfer agent, Mellon Investor
Services, Ridgefield Park, NJ and that costs normally associated with electronic
.	access, such as usage and telephone charges may be my responsibility

(Please sign exactly and as fully as your name appears on your stock certificate. If shares are held jointly, each stockholder should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title to such.)

Dated: ___________________________________________________________ , 2002

______________________________________________________________________
Signature

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 Signature if held jointly

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Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 4 PM Eastern Time the business day prior to the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet		Telephone		Mail
http://www.eproxy.com/itwo		1-800-435-6710
Use the Internet to vote your		Use any touch-tone telephone to		Mark, sign and date
proxy. Have your proxy card in	OR	vote your proxy. Have your proxy	OR	your proxy card
hand when you access the web		card in hand when you call. You		and
site. You will be prompted to enter		will be prompted to enter your		return it in the
your control number, located in the		control number, located in the box		enclosed postage-paid
box below, to create and submit		below, and then follow the		envelope.
an electronic ballot.		directions given.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

i2 TECHNOLOGIES, INC.

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 30, 2002

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

     The undersigned hereby appoints Sanjiv S. Sidhu and William M. Beecher, and each of them, with full power of substitution, attorneys and proxies of the undersigned to vote the shares of common stock, par value $0.00025 per share, of i2 Technologies, Inc. ("i2"), the undersigned could vote, and with all power the undersigned would possess, if personally present at the annual meeting of stockholders of i2 to be held at our corporate headquarters at One i2 Place, 11701 Luna Road, Dallas, Texas 75234 on Thursday, May 30, 2002 at 10:00 a.m. (Central Time), and any adjournment or postponement thereof.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEM 1. ANY HOLDER WHO WISHES TO WITHHOLD THE DISCRETIONARY AUTHORITY REFERRED TO IN ITEM 2 ON THE REVERSE SIDE SHOULD MARK A LINE THROUGH THE ENTIRE ITEM.

FOLD AND DETACH HERE